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PRESS RELEASE DATED May 24, 2007                              EXHIBIT 99.1

[RADNET, INC. LOGO]


FOR IMMEDIATE RELEASE


RADNET ANNOUNCES AGREEMENT TO ACQUIRE BORG IMAGING CENTERS IN ROCHESTER, NY

      o ACQUISITION HELPS RADNET SOLIDIFY ITS LEADING POSITION IN THE ROCHESTER MARKET
      o BORG'S SIX IMAGING CENTERS SHOULD ADD APPROXIMATELY $14 MILLION OF ANNUAL REVENUE TO RADNET
      o THE RADIOLOGISTS OF BORG IMAGING GROUP WILL JOIN WITH IDE MEDICAL GROUP, CREATING THE LARGEST OUTPATIENT RADIOLOGY GROUP IN ROCHESTER; THE RESULTING GROUP WILL SERVICE THE COMBINED RADNET AREA CENTERS

LOS ANGELES, CALIFORNIA, MAY 24, 2007 - RADNET, INC. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of owned and operated outpatient imaging centers, today reported that it has signed a definitive agreement to purchase substantially all of the assets of Borg Imaging Group for $11.7 million in cash plus the assumption of approximately $1.0 million of debt.

Founded in 1983, Borg Imaging Group is a leading provider of outpatient diagnostic imaging in Rochester. Borg owns and operates six facilities, five of which are multimodality, offering a combination of MRI, CT, X-ray, Mammography, Fluoroscopy and Ultrasound. After combining the Borg centers with RadNet's existing Rochester area centers, RadNet will have 11 facilities in Rochester.

"This acquisition represents our first acquisition of a multi-facility operator in one of our core markets since our acquisition of Radiologix in November of last year. For the last 25 years, Borg has been a well recognized, high-quality imaging provider in the Rochester medical community. The merger of the Borg and IDE professional groups creates the clear leader in outpatient radiology services in this market." said Dr. Howard Berger, President and Chief Executive Officer of RadNet.

"We previously stated that it is our goal to be the leading imaging provider in the markets in which we operate. We have also communicated our belief that regional concentration is an important component of success in our industry. This transaction solidifies our competitive position in a market that we believe has significant growth opportunities, high quality payors and excellent radiologist partners with whom we aspire to grow our business substantially in the future." added Dr. Berger.

The transaction is subject to customary closing conditions, including the successful completion of the definitive agreement to join the two professional groups, which will together service all 11 RadNet locations. RadNet will finance the acquisition with its available cash funds and from its $45 million revolving credit facility. The acquisition is expected to be completed on or around May 31, 2007.

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ABOUT RADNET, INC.


RadNet, Inc., is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 132 owned and operated outpatient imaging centers. RadNet's core markets include California, Maryland and New York. At December 31, 2006, together with Beverly Radiology Medical Group, and inclusive of full-time and per diem employees, technicians and radiologists, RadNet had a total of 3,937 employees.





FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SPECIFICALLY, STATEMENTS CONCERNING RADNETS' ABILITY TO CONTINUE TO GROW ITS BUSINESS BY SUCCESSFULLY COMBINING DIFFERENT BUSINESS CULTURES, GENERATING PATIENT REFERRALS AND CONTRACTS WITH RADIOLOGY PRACTICES, RECRUITING AND RETAINING TECHNOLOGISTS, AND RECEIVING THIRD-PARTY REIMBURSEMENT FOR DIAGNOSTIC IMAGING SERVICES, AS WELL AS RADNET'S FINANCIAL GUIDANCE, ITS STATEMENTS REGARDING INCREASED BUSINESS FROM NEW OPERATIONS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR. FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT, PRELIMINARY EXPECTATIONS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH MAY CAUSE RADNET'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE STATEMENTS CONTAINED HEREIN. FURTHER INFORMATION ON POTENTIAL RISK FACTORS THAT COULD AFFECT RADNET'S BUSINESS AND ITS FINANCIAL RESULTS ARE DETAILED IN ITS MOST RECENT ANNUAL REPORT ON FORM 10-K,FORM 10-KT AND FORM 10Q AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. UNDUE RELIANCE SHOULD NOT BE PLACED ON FORWARD-LOOKING STATEMENTS, ESPECIALLY GUIDANCE ON FUTURE FINANCIAL PERFORMANCE, WHICH SPEAKS ONLY AS OF THE DATE THEY ARE MADE. RADNET UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY WERE MADE, OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.


CONTACTS:

RADNET, INC.

MARK STOLPER, 310-445-2800

CHIEF FINANCIAL OFFICER


INTEGRATED CORPORATE RELATIONS, INC.

JOHN MILLS, 310-954-1105

jmills@icrinc.com